SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2004

EPRESENCE, INC.

(Exact name of registrant as specified in charter)

Massachusetts	000-20364	04-2798394
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

120 Flanders Road

Westboro, Massachusetts 01581

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 508-898-1000

(Former name or former address, if changed since last report)

Item 5. Acquisition or Disposition of Assets

On June 4, 2004, ePresence, Inc. (the “Company”) announced that at the Company’s Special Meeting of Stockholders held June 3, 2004, ePresence stockholders approved the sale of the Company’s services business to Unisys Corporation, the acquisition of Switchboard Incorporated by InfoSpace, Inc. and the subsequent liquidation and dissolution of ePresence. The Company received aggregate consideration of $9.0 million from Unisys Corporation for the sale of the Company’s services business. In connection with the acquisition of Switchboard by Infospace, the Company received $75.9 million consideration for its shares of Switchboard, or $7.75 per share. Both the Unisys and Switchboard transactions closed on June 3, 2004.

Pursuant to the approval by the Company’s stockholders of the plan of liquidation and dissolution, the Company’s Board of Directors has set June 14, 2004 as the record date for determining stockholders entitled to receive the initial distribution of available assets and all future distributions and as the final date for the recording of stock transfers. NASDAQ has informed the Company that it expects to suspend trading effective at the close of business on Wednesday, June 9, 2004.

The Company’s board of directors has declared an initial distribution to stockholders in the amount of $4.05 per share in cash payable on June 23, 2004. The timing and amount of any future distributions will be determined by the Company’s Board of Directors in accordance with the plan of liquidation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated June 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2004	EPRESENCE, INC.

	By:	/s/ Richard M. Spaulding
Richard M. Spaulding Senior Vice President, Chief Financial Officer, Treasurer and Clerk

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 4, 2004